Adoption Agreement #003
                          Letter Serial No. D246280a

             Standardized Profit Sharing Plan Adoption Agreement

Features of Standardized Profit Sharing Plan

-     Allows for integration of contributions with Social Security
-     Incorporates top-heavy vesting schedule
-     May be paired with INVESCO Money Purchase Pension Plans

                                 Provided by:
                             The Financial Funds
                           Managed & Distributed by
                          INVESCO Funds Group, Inc.

                                  Custodian:
                            INVESCO Trust Company
                       A Subsidiary of INVESCO MIM PLC

Your Adoption Agreement and Basic Plan Document together constitute the rules and parameters under which your retirement program will operate. Each section of the Adoption Agreement requires the employer to make a selection. Whenever possible (balancing complexity and space constraints) we have provided instructions to the left of key selections. These instructions are intended to assist you, the employer, in choosing the optional provisions for your retirement program. They are not intended to substitute or replace competent advice from your legal counsel or accountant. If further clarification is necessary, contact your advisors or INVESCO Trust Company. We recommend that you obtain the advice of your legal or tax advisor before you sign this Adoption Agreement.

                           ADOPTION AGREEMENT #003
                       STANDARDIZED PROFIT SHARING PLAN
                         (PAIRED PROFIT SHARING PLAN)

The undersigned,  --------------------------------------------- ("Employer"), by
executing this Adoption Agreement, elects to become a participating Employer in the INVESCO Trust Company Defined Contribution Master Plan (basic plan document #01) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory to that Agreement. The employer makes the following elections granted under the provisions of the Master Plan.


                                  ARTICLE I
                                 DEFINITIONS

1.02 trustee. The Trustee executing this Adoption Agreement is: (Choose (a) or (b))

(a)   A discretionary Trustee, See Section 10.03[A] of the Plan.

(b) A  nondiscretionary  Trustee.  See Section 10.03[B] of the Plan. [Note:
The Employer may not elect Option (b) if a Custodian executes the Adoption Agreement.]

1.03 PLAN. The name of the Plan as adopted by the Employer is
-------------------------------------------------------------.

1.07 EMPLOYEE. The following Employees are not eligible to participate in the Plan: (Choose (a) or at least one of (b) or (c))

(a)   No exclusions.

(b) Collective bargaining employees (as defined in Section 1.07 of the Plan). [Note: If the Employer excludes union employees from the Plan, the Employer must be able to provide evidence that retirement benefits were the subject of good faith bargaining.]

(c) Nonresident aliens who do not receive any earned income (as defined in Code ss.911(d)(2) from the Employer which constitutes United States source income (as defined in Code ss.861(a)(3)).

Related Employers/Leased Employees. An Employee of any member of the Employer's related group (as defined in Section 1.30 of the Plan), and any Leased Employee treated as an Employee under Section 1.31 of the Plan, is eligible to participate in the Plan, unless excluded by reason of Options (b) or
(c). [Note: A related group member may not contribute to this Plan unless it executes a Participation Agreement, even if its Employees are Participants in the Plan.]

1.12 COMPENSATION

Treatment of elective contributions. (Choose (a) or (b))

(a) "Compensation" includes elective contributions made by the Employer on the Employee's behalf.

(b)   "Compensation" does not include elective contributions.

Modifications to Compensation definition. (Choose (c) or at least one of (d) and (e))

(c)   No modifications other than as elected under Options (a) or
(b).

(d)   The Plan excludes Compensation in excess of $-----------------.

(e) In lieu of the definition in Section 1.12 of the Plan, Compensation means any earnings reportable as W-2 wages for Federal income tax withholding purposes, subject to any other election under this Adoption Agreement Section 1.12.

1.17 PLAN YEAR/LIMITATION YEAR.

Plan Year. Plan Year means: (Choose (a) or (b))

(a)   The 12 consecutive month period ending every ---------------.

(b)   (Specify) --------------------------------------------------.

Limitation Year. The Limitation Year is: (Choose (c) or (d))

(c)   The Plan Year.

(d)   The 12 consecutive month period ending every ---------------.

1.18 EFFECTIVE DATE.

New Plan. The "Effective Date" of the Plan is ------------------.

Restated Plan. The restated Effective Date is ------------------.
This Plan is a substitution and amendment of an existing retirement plan(s) originally established ----------------------.
(Note: See the Effective Date Addendum.)

1.27 HOUR OF SERVICE. The crediting method for Hours of Service is: (Choose (a) or (b))

(a)   The actual method.

(b)   The ------------------------ equivalency method, except:

      (1)   No exceptions.

      (2) The actual method applies for purposes of: (Choose at least one)

            (i)   Participation under Article II.

            (ii)  Vesting under Article V.

            (iii)Accrual of benefits under Section 3.06.

[Note: On the blank line, insert "daily," "weekly," "semi-monthly payroll periods" or "monthly."]

1.29 SERVICE FOR PREDECESSOR EMPLOYER. In addition tot he predecessor service the Plan must credit by reason of Section 1.29 of the Plan, the Plan
credits     Service    with    the    following     predecessor     employer(s):
-------------------------. Service with the designated predecessor employer(s) applies: (Choose at least one of (a) or (b))

(a)   For purposes of participation under Article II.

(b)   For purposes of vesting under Article V.

[Note: If the Plan does not credit any predecessor service under this provision, insert "N/A" in the first blank line. The Employer may attach a schedule to this Adoption Agreement, in the same format as this Section 1.29, designating additional predecessor employers and the applicable service crediting elections.]

1.31 LEASED EMPLOYEES.

If a Leased Employee participates in a save harbor money purchase plan (as described in Section 1.31) maintained by the leasing organization, but the Employer is not eligible for the safe harbor plan exception: (Choose (a) or (b))

(a) The Advisory Committee will determine the Leased Employee's allocation of Employer contributions under Article III without taking into account the Leased Employee's allocation under the safe harbor plan.

(b) The Advisory Committee will reduce the Leased Employee's allocation of Employer contributions under this Plan by the Leased Employee's allocation under the safe harbor plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. [Note: The Employer may not elect Option (b) if a Paired Plan or any other plan of the Employer makes a similar reduction for the same plan of the leasing organization.]


                                  ARTICLE II
                            EMPLOYEE PARTICIPANTS

2.01 ELIGIBILITY.

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions:

(Choose (a) or (b) or both)

(a) Attainment of age -------------------- (specify age, not exceeding 21).

(b)   Service requirement. (Choose one of (1) through (4))

      (1)   One Year of Service.

      (2) Two Years of Service, without an intervening Break in Service. See Section 2.03(A) of the Plan.

      (3) ------------months (not exceeding 24) following the Employee's Employment Commencement Date.

      (4)   One Hour of Service.

Plan Entry Date.  "Plan Entry Date" means the Effective  Date and:  (Choose
(c), (d) or (e))

(c) Semi-annual Entry Dates. The first day of the Plan year and the first day of the seventh month of the Plan Year.

(d)   The first day of the Plan Year.

(e)   (Specify entry dates) -------------------------------.

Time of Participation. An Employee will become a Participant, unless excluded under Adoption Agreement Section 1.07, on the Plan Entry Date (if employed on that date): (Choose (f), (g) or (h))

(f)   immediately following

(g)   immediately preceding

(h) nearest the date the Employer completes the eligibility conditions described in Options (a) and (b) of this Adoption Agreement Section 2.01. [Note: The Employer must coordinate the selection of (f), (g) or (h) with the "Plan Entry Date" selection in (c), (d) of (e). Unless otherwise excluded under Section 1.07, the Employee must become a Participant by the earlier of: (1) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code ss.410(a); or (2) 6 months after the date the Employee completes those requirements.]

Dual eligibility. The eligibility conditions of this Section 2.01 apply to:
(Choose (i) or (j))

(I)   All Employees of the Employer, except: (Choose (1) or (2))

      (1)   No exceptions

      (2) Employees who are Participants in the Plan as of the Effective Date.

(j) Solely to an Employee employed by the Employer after ----------------------. If the Employee was employed by the specified date, the Employee will become a
Participant: (Choose (1) or (2))

      (1) On the latest of the Effective Date, his Employment Commencement Date or the date he attains age ------------------- (not to exceed 21).

      (2) Under the eligibility conditions in effect under the Plan prior to the restated Effective Date. [For restated plans only]

2.02 YEAR OF SERVICE - PARTICIPATION.

Hours of Service. An Employee must complete: (Choose (a) or (b))

(a)   1,000 Hours of Service

(b) ------------------------ Hours of Service during an eligibility computation period to receive credit for a Year of Service. [Note: The Hours of Service requirement may not exceed 1,000.

Eligibility computation period. After the initial eligibility computation period described in Section 2.02 of the Plan, the Plan measures the eligibility computation period as: (Choose (c) or (d))

(c) The 12 consecutive month period beginning with each anniversary of an Employee's Employment Commencement Date.

(d) The Plan year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

2.03 BREAK IN SERVICE - PARTICIPATION.

The Break in Service rule described in Section 2.03(B) of the Plan: (Choose
(a) or (b))

(a)   Does not apply to the Employer's Plan.

(b)   Applies to the Employer's Plan.


                                 ARTICLE III
                    EMPLOYER CONTRIBUTIONS AND FORFEITURES

3.01 AMOUNT.

The amount of the Employer's  annual  contribution to the Trust will equal:
(Choose (a), (b), (c) or (d))

(a) The amount (or additional amount) the Employer may from time to time deem advisable.

(b) -----------------% of the Compensation of all Participants under the Plan, determined for the Employer's taxable year for which it makes the contribution, [Note: The percentage selected may not exceed 15%.]

(c)   ----------------% of Net Profits but not more than $--------------.

(d) This Plan is a frozen Plan effective ---------------. The Employer will not contribute to the Plan with respect to any period following the stated date.

Net Profits. The Employer: (Choose (e) or (f))

(e) Need not have Net Profits to make its annual contribution under this Plan.

(f)   Must   have   current   or   accumulated   Net   Profits    exceeding
$-----------------    to   make   the   contributions    described   in   Option
------------------.

The term "Net Profits" means the Employer's net income or profits for any taxable year determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting practices consistently applied without any deductions for Federal and state taxes upon income or for contributions made by the Employer under this Plan or under any other employee benefit plan the Employer maintains. If more than one member of a related group (as defined in Section 1.30) execute this Adoption Agreement, each participating member separately will determine Net Profits. "Net Profits" includes both current and accumulated net profits. The term "net Profits" specifically excludes:
---------------------------------------------------------------.
[Note: Enter "N/A" if no exclusions apply.]

3.04 CONTRIBUTION ALLOCATION.

Method of  Allocation.  Subject to any  restoration  allocation  required  under
Section 5.04, the Advisory Committee will allocate and credit each annual Employer contribution (and Participant forfeitures, if any) to the Account of each Participant who satisfies the conditions of Section 3.06, in accordance with the allocation method selected under this Section 3.04. (Choose an allocation method under (a), (b), (c) or (d); (e) is mandatory if the Employer elects (b), (c) or (d))

(a) Nonintegrated Allocation Formula. The Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(b) Two-Tiered Integrated Allocation Formula - Maximum Disparity. First, the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (e).

The Advisory Committee then will allocate any remaining Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(c) Three-Tiered Integrated Allocation Formula. First, the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation must not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (e).

As a second tier allocation, the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Excess Compensation, may not exceed the allocation percentage in the first paragraph.

Finally, the advisory Committee will allocate any remaining annual Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(d) Four-Tiered Integrated Allocation Formula. First, the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Compensation.

As a second tier allocation, the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Excess Compensation.

     As a third tier allocation, the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4% or 1.3%) listed under the Maximum Disparity Table following Option
(e).

The Advisory Committee then will allocate any remaining Employer contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(e) Excess Compensation. For purposes of Option (b), (c) or (d), "Excess Compensation" means Compensation in excess of the following Integration Level:
(Choose (1) or (2))

      (1) -------% (not exceeding 100%) of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year: (Choose any combination of (i) and (ii) or choose (iii))

            (i)   Rounded to ------------------------- (but not exceeding
            the taxable wage base).

            (ii)  But not greater than $----------------.

            (iii) Without any further adjustment or limitation.

      (2) $------------------. [Note: Not exceeding the taxable wage base for the Plan Year in which this Adoption Agreement first is effective.]

Maximum Disparity Table. For purposes of Options (b), (c) and
(d), the applicable percentage is:


Integration Level          Applicable Percentages        Applicable
(as percentage of          for Option (b) or             Percentages
taxable wage base)         Option (c)                    For Option (d)
--------------------------------------------------------------------------------
100%                       5.7%                          2.7%

More than 80% but
less than 100%             5.4%                          2.4%

More than 20%
(but not less than
$10,001) and not
more than 80%              4.3%                          1.3%

20% (or $10,000, if
greater) or less           5.7%                          2.7%

Top Heavy Minimum Allocation - Eligible Participant. A Participant is entitled to the top heavy minimum allocation in Section 3.04(B) of the Plan if he is employed by the Employer on the last day of the Plan Year, unless: (Choose
(f) or (g))

(f)   No exceptions.

(g)   The Participant is a Key Employee for the Plan Year.

[Note: If the Employer selects this Option (g), it will have to determine for each Plan Year who are the Key Employees under the Plan.]

Top Heavy Minimum Allocation - Method of Compliance. If a
Participant's allocation under this Section 3.04 is less than the top heavy minimum allocation to which he is entitled under
Section 3.04(B): (Choose (h) or (i))

(h) The Employer will make any necessary additional contribution to the Participant's Account, as described in Section 3.04(B)(7)(a) of the Plan.

(i) The Employer will satisfy the top heavy minimum allocation under the Paired Pension Plan the Employer also maintains under this Master Plan. However, the Employer will make any necessary additional contribution to satisfy the top heavy minimum allocation for an Employee covered only under this Plan and not under the Paired Pension Plan. See Section 3.04(B)(7)(b) of the Plan.

If the Employer maintains another plan which is not a Paired Pension Plan offered under this Master Plan, the Employer may provide in an addendum to this Adoption Agreement, numbered Section 3.04, any modifications to the Plan necessary to satisfy the top heavy requirements under Code ss.416.

Related employers. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the Advisory Committee must allocate all Employer contributions and forfeitures to each Participant in the Plan, in accordance with the elections in this Adoption Agreement Section 3.04, without regard to which contributing related group member employs the Participant. A Participant's Compensation includes Compensation from all related employers, irrespective of which related employers are contributing to the Plan.

3.05 FORFEITURE ALLOCATION.

Subject to any restoration allocation required under Sections 5.04 or 9.14, the Advisory Committee will allocate a Participant forfeiture in accordance with
Section 3.04: (Choose (a) or (b); (c) is optional in addition to (a) or (b))

(a) As an  Employer  contribution  for the  Plan  Year in which  the  forfeiture
occurs,   as  if  the  Participant   forfeiture  were  an  additional   Employer
contribution for that Plan Year.

(b)   To reduce the Employer contribution for the Plan Year:
(Choose (1) or (2))

      (1)   in which the forfeiture occurs.

      (2) immediately following the Plan Year in which the forfeiture occurs.

(c) First to reduce the Plan's ordinary and necessary administrative expenses for the Plan Year and then will allocate any remaining forfeitures in the manner described in Option (a) or in Option (b), whichever applies.

3.06 ACCRUAL OF BENEFIT.

Compensation Taken Into Account. For the Plan Year in which the
Employee first becomes a Participant, the Advisory Committee will determine the allocation under Adoption Agreement Section 3.04 by taking into account: (Choose (a) or (b))

(a)   The Employee's Compensation for the entire Plan Year.

(b) The Employee's Compensation only for the portion of the Plan Year in which the Employee actually is a Participant in the Plan, except (Choose (1) or (2))

      (1)   No exceptions.

      (2) For purposes of the first 3% of Compensation allocated to all Participants under Options (a), (c) or (d) of Adoption Agreement Section 3.04, whichever applies, the Advisory Committee will take into account the Employee's
      Compensation for the entire Plan Year.

Accrual Requirements. To receive an allocation of Employer contributions and Participant forfeitures, if any, for the Plan year, a Participant must satisfy the accrual requirements of this paragraph. If the Participant is employed by the Employer on the last day of the Plan Year, the Participant must complete at least one hour of Service for that Plan Year. If the Participant terminates employment with the Employer during the Plan year, the Participant must complete at least ------------- Hours of Service (not exceeding 501) during the Plan Year, except: (Choose (C) or (d))

(c)   No exceptions.

(d) No Hour of Service requirement if the Participant terminates employment during the Plan Year on account of: (Choose at least one of (1), (2) and (3))

      (1)   Death.

      (2)   Disability.

      (3) Attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

3.15 MORE THAN ONE PLAN LIMITATION.

If the provisions of Section 3.15 apply, the Excess Amount attributed to this Plan equals: (Choose (a), (b) or (c))

(a)   The product of:

      (i) the total Excess Amount allocated as of such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code ss.415), times

      (ii) the ratio of (1) the amount allocated to the Participant as of such date under this Plan divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code ss.415).

(b)   The total Excess Amount.

(c)   None of the Excess Amount.

[Note: If the Employer adopts Paired Plans available under this Master Plan, the Employer must coordinate its elections under Section 3.15 of each Adoption Agreement.]

3.18 DEFINED BENEFIT PLAN LIMITATION.

Application of limitation. The limitation under Section 3.18 of the Plan: (Choose (a) or (b))

(a) Does not apply to the Employer's Plan because the Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan.

(b) Applies to the Employer's Plan. To the extent necessary to satisfy the limitation under Section 3.18, the Employer will reduce: (Choose (1) or (2))

      (1) The Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

      (2) Its contribution or allocation on behalf of the Participant to the defined contribution plan under which the Participant participates and then, if necessary, the Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

[Note: If the Employer  selects (a), the remaining  options in this Section
3.18 do not apply to the Employer's Plan.]

Override of 100% Limitation. The Employer elects: (Choose (c) or 9d))

(c) To apply the 100% limitation described in Section 3.19(1) of the Plan in all Limitation Years. [Note: This election will avoid having to calculate the Plan's top heavy ratio for any year.]

(d) Not to apply the 100% limitation for Limitation Years in which the Plan's top heavy ratio (as determined under Section 1.33 of the Plan) does not exceed 90%, but only if the defined benefit plan satisfies the extra minimum benefit requirements of Code ss.415(h)(2) (and the applicable Treasury regulations) after taking into account the Employer's election under Options (e), (f), (g) or
(h) of this Section 3.18. To determine the top heavy ratio, the Advisory Committee will use the following interest rate and mortality assumptions to value accrued benefits under a defined benefit plan:
---------------------------------------.  [Note:  This election will require the
Advisory Committee to calculate the Plan's top heavy ratio.]

Coordination with top heavy minimum allocation. The Advisory Committee will apply the top heavy minimum allocation provisions of Section 3.04(B) of the Plan with the following modifications:
(Choose (e), (f), (g) or (h))

(e)   No modifications.

(f) By substituting 4% for 3% in Paragraph 9b) of Section 3.04(B)(1) of the Plan, but only for any Plan Year in which Option (d) applies to override the 100% limitation.

(g) By increasing the top heavy minimum allocation to 5% for any Plan Year in which the 100% limitation applies, and to 7 1/2% for any Plan Year in which Option (d) applies to override the 100% limitation. The increased percentage under this Option (g) applies irrespective of whether the highest Participant contribution rate for the Plan Year is less than that increased percentage.

(h) By eliminating the top heavy minimum allocation. [Note: The Employer may not select this Option (h) if the defined benefit plan does not guarantee the top heavy minimum benefit under Code ss.416 for every Participant in this Plan who is a Non-Key Employee.]

If the elections under this Section 3.18 are not appropriate to satisfy the limitations of Section 3.18, or the top heavy requirements under Code ss.416, the Employer must provide the appropriate provisions in an addendum to this Adoption Agreement.

                                  ARTICLE V
                 TERMINATION OF SERVICE - PARTICIPANT VESTING

5.01 NORMAL RETIREMENT.

Normal Retirement Age under the Plan is: (Choose (a) or (b))

(a)   ---------------------------------- [State age, but may not exceed age
65].

(b) The later of the date the Participant attains -------- years of age or the -----------nniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [The age selected may not exceed age 65 and the anniversary selected may not exceed the 5th.]

5.02 PARTICIPANT DEATH OR DISABILITY.

The 100% vesting rule under Section 5.02 of the Plan: (Choose (a) or choose one or both of (b) and (c))

(a)   Does not apply.

(b)   Applies to death.

(c)   Applies to disability.

5.03 VESTING SCHEDULE.

The Employer elects the following vesting schedule: (Choose (a) or (b); (c) is available only in addition to (b))

(a)   Immediate vesting. 100% Nonforfeitable at all times.

[Note: The Employer must elect Option (a) if the eligibility conditions under Adoption Agreement Section 2.01(b) require 2 years of service or more than 12 months of employment.]

(b)   Graduated Vesting Schedules. (Choose (1), (2) or (3))

      (1)   6-year graded        (2)   3-year cliff   (3) Modified Top

Year of  Nonforfeitable   Year of  Nonforfeitable    Year of   Nonforfeitable
Service  Percentage       Service  Percentage        Service   Percentage
--------------------------------------------------------------------------------
Less                      Less                       Less
than 2        0%          than 3       0%            than 1       ------
2             20%         3 or more    100%          1            ------
3             40%                                    2            ------
4             60%                                    3            ------
5             80%                                    4            ------
6 or more     100%                                   5            ------

                                                     6 or more    100%

[Note: Under Option (b)(3), the vesting schedule must satisfy the top heavy requirements of Code ss.416.]

(c) Minimum vesting. A Participant's Nonforfeitable Accrued Benefit will never be less than the lesser of $------------- or his entire Accrued Benefit, even if the application of the graduated vesting schedule under Option (b) would result in a smaller Nonforfeitable Accrued Benefit.

5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT.

The deemed cash-out rule described in Section 4.04(C) of the Plan:  (Choose
(a) or (b))

(a)   Does not apply.

(b) Will apply to determine the timing of forfeitures for 0% vested Participants.

5.06 YEAR OF SERVICE - VESTING.

Vesting computation period. The Plan measures a Year of Service on the basis of the following 12 consecutive month periods:
(Choose (a) or (b))

(a)   Plan Years.

(b) Employment Years. An Employment Year is the 12 consecutive month period measured from the Employee's Employment Commencement Date and each successive 12 consecutive month period measured from each anniversary of that Employment Commencement Date.

Hours of Service. The minimum number of Hours of Service an Employee must complete during a vesting computation period to receive credit for a Year of Service is: (choose (c) or (d))

(c)   1,000 Hours of Service.

(d) ----------- Hours of Service. [Note: The Hours of Service requirement may not exceed 1,000.]

5.08 INCLUDED YEARS OF SERVICE - VESTING.

The Employer specifically excludes the following Years of Service:  (Choose
(a) or at least one of (b), (c) and (d))

(a)   None other than as specified in Section 5.08(a) of the Plan.

(b) Any Year of Service before the Participant attained the age of --------------------. [Note: The age selected may not exceed age 18.]

(c) Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

(

d) Any Year of Service before a Break in Service if the number of consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of the Years of Service prior to the Break. This exception applies only if the Participant is 0% vested in his Accrued Benefit derived from Employer contributions at the time he has a Break in Service. Furthermore, the aggregate number of Years of Service before a Break in Service do not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.


                                  ARTICLE VI
                   TIME AND METHOD OF PAYMENTS OF BENEFITS

Code ss.411(d)(6) Protected Benefits. The elections under this Article VI may not eliminate Code ss.411(d)(6) protected benefit, see Section 13.02 of the Plan. Furthermore, if the elections liberalize the optional forms of benefit under the Plan, the more liberal options apply on the later of the adoption ate or the Effective Date of this Adoption Agreement.

6.01 TIME OF PAYMENT OF ACCRUED BENEFIT.

Distribution date. A distribution date under the Plan means
--------------------------------------------------------------.
[Note: The Employer must specify the appropriate date(s). The specified distribution dates primarily establish annuity starting dates and the notice and consent periods prescribed by the Plan. The Plan allows the Trustee an administratively practicable period of time to make the actual distribution relating to a particular distribution date.]

Nonforfeitable Accrued Benefit Not Exceeding $3,500. Subject to the limitations of Section 6.01(A)(1), the distribution date for distribution of a Nonforfeitable Accrued Benefit not exceeding $3,500 is: (Choose (a), (b), (c) or
(d))

(a)   ----------  of  the   ----------------  Plan  Year  beginning  after  the
Participant's Separation from Service.

(b)   ------------------ following the Participant's Separation from
Service.

(c) ------------------------ of the Plan Year after the Participant incurs ---------------------------- Break(s) in Service (as defined in Article V).

(d) following the Participant's attainment of Normal Retirement Age, but not earlier than --------------- days following his Separation from Service.

Nonforfeitable  Accrued  Benefit  Exceeds  $3,500.  See the elections under
Section 6.03.

Disability. The distribution date, subject to the limitations of Section 6.01(A)(3), is: (Choose (e) or (f))

(e) ------------------ after the Participant terminates employment because of disability.

(f) The same as if the Participant had terminated employment without disability.

Hardship. (Choose (g) or (h))

(g) The Plan does not permit a hardship distribution to a Participant who has separated from Service.

(h) The Plan permits a hardship distribution to a Participant who has separated from Service in accordance with the hardship distribution policy stated in
Section 6.01(A)(4) of the Plan.

Default on a Loan. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan: (Choose (i) or (j))

(i) Treats the default as a distributable event. The Trustee, at the time of the default, will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

(j) Does not treat the default as a distributable event. When an otherwise distributable event first occurs pursuant to Section 6.01 or Section 6.03 of the Plan, the Trustee will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT.

The Advisory Committee will apply Section 6.02 of the Plan with the following modifications: (Choose (a) or (b))

(a)   No modifications.

(b)   The Plan permits the following annuity options:
----------------------------------------------------------------.
Any Participant who elects a life annuity option is subject to the requirements of Sections 6.04(A), (B), (C) and (D) of the Plan. See Section 6.04(E). [Note: The Employer may specify additional annuity options in an addendum to this Adoption Agreement, numbered 6.02(b).]

6.03 BENEFIT PAYMENT ELECTIONS.

Participant Elections After Separation from Service. A Participant who is eligible to make distribution elections under Section 6.03 of the Plan may elect to commence distribution of his Nonforfeitable Accrued Benefit: (Choose (a) or (b))

(a) As of any distribution date, but not earlier than -------------- of the -------- Plan Year beginning after the Participant's Separation from Service.

(b)   As of the following date(s): (Choose at least one of Options
(1) and (5))

      (1) As of any distribution date after the close of the Plan Year in which the Participant attains Normal Retirement Age.

      (2) Any distribution date following his Separation from Service.

      (3) Any distribution date in the -------------- Plan Year(s) beginning after his Separation from Service.

      (4) Any distribution date in the Plan Year after the Participant incurs ------------ Break(s) in Service (as defined in Article V).

      (5) Any distribution date following attainment of age --------- and completion of at least --------- Years of Service (as defined in Article
      V).

Participant Elections Prior to Separation from Service. Subject to the restrictions of Article VI, the following distribution options apply under the Employer's Plan prior to a Participant's Separation from Service. (Choose (c) or at least one of (d) through (f))

(c)   No distribution options prior to Separation from Service.

(d) Attainment of Specified Age. Until he retires, the Participant has a continuing election to receive all or any portion of his Nonforfeitable Accrued Benefit after he attains: (Choose (1) or (2))

      (1)   Normal Retirement Age.

      (2)   ------------------- years of age and is at least ----------%
      vested in his Accrued Benefit. [Note: If the percentage is less than 100%, see the special vesting formula in Section
      5.03.]

(e) After a Participant has participated in the Plan for a period of not less than ------------ years and he is 100% vested in his Accrued Benefit, until he retires, the Participant has a continuing election to receive all or any portion of his Accrued Benefit. [Note: The number in the blank space may not be less than 5.]

(f) Hardship. A Participant may elect a hardship distribution prior to his Separation from Service in accordance with the hardship distribution policy under Section 6.01(A)(4) of the Plan. In no event may a Participant receive a hardship distribution under this Option (f) before he is at least ---------% vested in his Accrued Benefit. [Note: If the percentage in the blank space is less than 100%, see the special vesting formula in Section 5.03.]

6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES.

The annuity distribution requirements of Section 6.04: (Choose
(a) or (b))

(a)  Apply  only to a  Participant  described  in  Section  6.04(E)  of the Plan
(relating   to  the  profit   sharing   exception  to  the  joint  and  survivor
requirements).

(b)   Apply to all Participants.


                                  ARTICLE IX
                 ADVISORY COMMITTEE - DUTIES WITH RESPECT TO
                            PARTICIPANTS' ACCOUNTS

9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT.

If a distribution (other than a distribution from a segregated Account) occurs more than 90 days after the most recent valuation date, the distribution will include interest at: (Choose (a) or (b))

(a)   --------------% per annum. [Note: The percentage may equal 0%.]

(b) The 90 day Treasury bill rate in effect at the beginning of the current valuation period.


                                  ARTICLE X
                   TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

10.14 VALUATION OF TRUST.

In addition to each Accounting Date, the trustee must value the Trust Fund on the following valuation date(s): (Choose (a) or (b))

(a)   No other mandatory valuation dates.

(b)   (Specify) -------------------------------------------.


                           EFFECTIVE DATE ADDENDUM
                            (Restated Plans Only)

The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is different than the restated effective date for at least one of the provisions listed in this addendum. In lieu of the restated Effective Date in Adoption Agreement Section 1.18, the following special effective dates apply: (Choose whichever elections apply)

(a) Compensation definition. The Compensation definition of Section 1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after ----------. [Note: May not be effective later than the first day of the first Plan Year beginning after the Employer executes this Adoption Agreement to restate the Plan for the Tax Reform Act of 1986, if applicable.]

(b) Eligibility  conditions.  The eligibility  conditions  specified in Adoption
Agreement   Section  2.01  are   effective  for  Plan  Years   beginning   after
-------------.

(c) Suspension of Years of Service. The suspension of Years of Service rule elected under Adoption Agreement Section 2.03 is effective for Plan Years beginning after -------------------.

(d) Contribution/allocation formula. The contribution formula elected under Adoption Agreement Section 3.01 and the method of allocation elected under
Adoption  Agreement  Section 3.04 is effective  for Plan Years  beginning  after
-------------------.

(e) Accrual requirements. The accrual requirements of Section 3.06 are effective for Plan Years beginning after ----------. [Note: If the effective date is later than Plan Years beginning after December 31, 1989, the accrual requirements in the Plan prior to its restatement may not be more restrictive for post-1989 Plan Years than the requirements permitted under Adoption Agreement Section 3.06.]

(f) Elimination of Net Profits. The requirement for the Employer not to have net profits to contribute to this Plan is effective for Plan Years beginning after ---------------------------. [Note: The date specified may not be earlier than December 31, 1985.]

(g) Vesting Schedule. The vesting schedule elected under Adoption Agreement
Section 5.03 is effective for Plan Years beginning after ---------------------.

For Plan Years prior to the special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special Effective Date may not result in the delay of a Plan provision beyond the permissible Effective Date under any applicable law requirements.


                                Execution Page

The Trustee (and custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Master Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) signified its acceptance, on this ---------- day of -----------------, 19----.

Name and EIN of Employer: --------------------------------------

Signed: --------------------------------------------------------

Name(s) of Trustee: --------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

Signed: ---------------------------------------------------------

-----------------------------------------------------------------

Name of Custodian: ----------------------------------------------

Signed: ---------------------------------------------------------

[Note: A Trustee is mandatory, but a Custodian is optional. See
Section 10.03 of the Plan.]

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement (see page 1) is solely for the Master Plan Sponsor's recordkeeping purposes and does not necessarily correspond to the plan number the Employer designated in the prior paragraph. The Master Plan Sponsor offers the following Paired Pension Plan(s) with this Paired Profit Sharing Plan, identified by 3-digit adoption agreement number:
-----------------------------------------------------------------

Master Plan Sponsor. The Master Plan Sponsor identified on the first page of the basic plan document will notify all adopting employers of an amendment of this Master Plan or of any abandonment or discontinuance by the Master Plan Sponsor of its maintenance of this Master Plan. For inquiries regarding the adoption of the Master Plan, the Master Plan Sponsor's intended meaning of any plan provisions or the effect of the opinion letter issued to the Master Plan Sponsor, please contact the Master Plan Sponsor at the following address and telephone number: 7800 E. Union Ave., Denver, Colorado 80201, (303) 779- 0731.

Reliance on Opinion Letter. If the Employer does not maintain (and has never maintained) any other plan other than this Plan and a Paired Pension Plan, it may rely on the Master Plan Sponsor's opinion letter covering this Plan for purposes of plan qualification. For this purpose, the Employer has not maintained another plan if this Plan, or the Paired Pension Plan, amended and restated that prior plan and the prior plan was the same type of plan as the restated plan. If the Employer maintains or has maintained another plan other than a Paired Pension Plan, including a welfare benefit fund, as defined in Code ss.419(e), which provides post-retirement medical benefits for key employees (as defined in Code ss.419A(d)(3)), or an individual medical account (as defined in Code ss.415(1)(2)), the Employer may not rely on this Plan's qualified status unless it obtains a determination letter from the applicable IRS Key District office.


                           PARTICIPATION AGREEMENT
        For Participation by Related Group Members (Plan Section 1.30)

The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.03 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Master
Plan       as       made        by, --------------------------------------------
---------------------------------------------------  the  Signatory  Employer to
the Execution Page of the Adoption Agreement.

1. The Effective Date of the undersigned Employer's participation in the designated Plan is -------------------------------.

2. The undersigned Employer's adoption of this Plan constitutes:

(a)   The adoption of a new plan by the Participating Employer.

(b) The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as ------------------------------------- and having an original effective date of ---------------------------------------.
Dated this ---------------- day of ------------------, 19------.

Name of Participating Employer:  ----------------------------------

Signed:  ----------------------------------------------------------

Participating Employer's EIN: -------------------------------------

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

Name of Signatory Employer: -------------------------------------

      Signed:  --------------------------------------------------

      Accepted:--------------------------------------------------
                                      [Date]

Name(s) of Trustee: --------------------------------------------

      Signed: --------------------------------------------------

      Accepted: ------------------------------------------------
                              [Date]


[Note: Each Participating Employer must execute a separate Participation Agreement. See the Execution Page of the Adoption Agreement for important Master Plan information.]


                           STN PSP AA Instructions

Complete the first blank in the paragraph by writing in the business' name in its entirety.

1.02 Trustee

Option (a) should be chosen when the employer will be the trustee, INVESCO Trust Company would then act as Custodian. If option (b) is chosen, INVESCO Trust Company will be the Trustee and will charge an annual trust fee. Note: See Trustee Comments on page 14 for further explaination of Non-discretionary Trustee.

1.03 Plan

Enter the plan name. Example: ABC Inc. Profit Sharing Plan.

1.07 Employee

If you want the plan to cover all employees, select option (a). If you want to exclude from the plan any group(s) of employees, select any combination of (b) or (c).

Related Employers/Leased Employers

You may not exclude leased employees or related employers from participation unless they are excluded under options (b) or (c) of Section 1.07.

1.12 Compensation

Treatment of elective contributions

Choose option (a) if you prefer to "add back" employee elective 401(k) contributions to compensation for purposes of allocating employer contributions, forfeitures and for non-discrimination testing.

Modifications to Compensation - You must choose option (c) or any combination of (d) or (e). Any exclusion of compensation may result in unallowable discrimination.

1.17 Plan Year

You must define the "plan year," usually it will follow the business tax year.

Limitation Year - You must define the "limitation year" (12 month period for testing allocations to each employee's account), for administrative convenience it should match the plan year.

1.18 Effective Date

New Plan - Enter the first day of your plan year (usually January
1) and the year.

Restated Plan 0 Effective date - If you are amending for the Tax Reform Act of 1986 enter: January 1, 1987. If you are amending for another reason, enter the first day of your tax year, example: January 1, 1990. Originally established date - Enter the original effective date of your plan from your prior Adoption Agreement.

1.27 Hours of Service

Choose which method you wish to use for counting hours worked by an employee to accrue benefits. Option (b), the equivalency method, is explained in
Section 1.27 of the plan. Usually Option (a) is chosen.

1.29 Service for Predecessor Employer

Under this option, you may elect to count service for a predecessor employer when you are not maintaining the plan of the predecessor employer. (Used primarily in the event of a merger or acquisition.)

1.31 Leased Employees

The law requires you to state how your plan would treat a leased employee who could become a participant, even if you don't intend to ever lease employees. Choose option (a) covering the employee without regard to the leasing company's plan or option (b) the reduction method. Usually Option (b) is chosen.

2.01 Eligibility

a. An employee must attain this age to become a participant (cannot exceed age 21).

b. Pick how long (service) an employee must work to become a participant.

Plan Entry - Choose when employees enter the plan for purposes of contributions and benefit accrual. Normally, option (c), semi-annual entry dates, is chosen.

Time of Participation - Choose which plan entry date (before or after) an employee who meets the eligibility requirements will enter the plan. Normally, option (f) is chosen.

Dual  Eligibility  - This  section  allows you to  include  in the plan  current
employees  who  have  not  met  the  eligibility   requirements  and  apply  the
eligibility requirements to newly hired employees.
Restated plans usually choose (i)(2).

2.02 Years of Service

Option (b) should only be chosen if you wish to require less than 1000 hours to be worked by an employee for eligibility. Usually Option (a) is chosen.

Eligibility   Computation   Period  -  Choose  whether  to  measure   subsequent
eligibility periods on the employee's anniversary (Option (c) or the plan year (Option (d)). Option (d) is chosen for administrative convenience.

2.03 Break in Service

This option may impose a complicated re-entry date for employees who have terminated or whose hours were severely cut back. Option (a) is chosen for administrative convenience.


                                 Article III

3.01 Amount

Option (a) provides for a discreationary formula. Option (b) allows the employer to determine the contribution separately for different catagoaries of participants. Options (c) and (d) allow the employer to choose a fixed contribution formula.

Net Profits - An employer may require net profits to make it's contribution or may disregard profits to determine the contribution. If the employer selects Option (f) it must also complete the two blanks.

3.04 Contribution Allocation

Allocation formula. The primary allocation formulas are in Options (a), (b), (c) and (d). Option (a) is a nonintegrated formula and allocates the employer contribution proportionate to total compensation. Options (b), (c) and (d) are alternatives for integrated plans. Usually option (a) is chosen for non-integrated plans.

The two-tiered formula under Option (b) maximizes the disparity permitted under the integration rules. Accordingly, the allocation in the first tier results in an equal allocation percentage based on total compensation and based on excess compensation. This equal allocation percentage may not exceed the maximum disparity percentage (5.7%, 5.4% or 4.3%) described in the second column of the Maximum Disparity Table. After completion of the first tier allocation, the second step allocates the remaining contribution proportionate to total compensation, in the same manner as the nonintegrated formula.

Under the three-tiered formula of Option (c), the plan: (i) first allocates based on total compensation, but the allocation percentage may not exceed the maximum disparity percentage determined under the second column of the Maximum Disparity Table; (ii) then allocates based on excess compensation, but the allocation percentage may not exceed the maximum disparity percentage determined under the second column of the Maximum Disparity Table; and (iii) completes the allocation on the basis of total compensation.

The four-tiered allocation under Option (d) is a hybrid of Options (b) and (c). The sole purpose of Option (d) is to use the first tier to satisfy the 3% top heavy minimum, then use a progression of three additional tiers to make maximum use of the permitted disparity rules. The second tier allocates solely on the basis of excess compensation, with a maximum allocation under the second tier equal to 3% of each participant's excess compensation. The third tier is the same as the first tier under Option (c). The fourth tier is a prorata allocation based on total compensation.

3.05 Forfeiture Allocation

Choose the method of allocating (dividing up) forfeitures of terminated non-vested participant balances. Option (a) allocates forfeitures as an extra discretionary contribution. Option (b) allocates forfeitures to reduce employer contributions. Option (c) allows you to allocate separately forfeitures after taking into account the plan's administrative expenses.

3.06 Compensation Taken Into Account

If you wish to count a participant's full year's compensation (even if he or she entered during the year), for contributions choose option (a), if not, choose option (b).

Accrual Requirements - Specify the service requirements a participant must satisfy to receive an allocation. You may specify an hours of service requirement, no greater than 501 hours. Standardized plans have relaxed contribution requirements. A participant will receive an employer contribution and forfeitures if they meet either of the two requirements below.

Requirement #1

If the Participant was employed on the last day of the plan year and worked for at least one hour during the plan year, or

Requirement #2

If the Participant terminates employment during the plan year after working at least 501 hours for the employer.

3.15 More Than One Plan

This section only applies if you (the employer) maintain another defined contribution plan (e.g.: profit sharing, money purchase, 401(k) or target benefit) that covers at least one participant in this plan.

3.18 Defined Benefit Limitation

Check option (a) if you have never maintained a defined benefit plan for any participants in this plan. If you have or are currently maintaining a defined benefit plan. Choose under option (b), which plan's benefit would be reduced if a participant's total allocations for a year were to exceed the allowable limit.

5.01 Normal Retirement Age

Choose what age you (the employer) want the participants to be 100% vested in their benefits, if still employed (normal retirement age).

5.02 Vesting Death/Disability

You may choose to allow 100% vesting for participants that terminate from service because of death option (b) or disability option (c).

5.03 Vesting Schedule

Choose what vesting schedule(s) you want to apply to employer discretionary contributions and matching contributions. If you choose option (b), you must at a minimum complete the top-heavy vesting schedule. Remember, if the eligibility requirements are more than one year, option (a) must be chosen.

Complete the Modified Top Heavy schedule based upon the following:

Years of Service

1
2     (not less than 20%)
3     (not less than 40%)
4     (not less than 60%)

5     (not less than 80%)
6     (not less than 100%)

5.04 Cash-Out Rule

If option (b) is chosen, the plan treats a 0% vested terminated participant as having received a distribution, allowing for forfeitures to be reallocated to active participants.

5.06 Years of Service

Choose what measuring  period the plan should use to determine  years of service
for  vesting,   employee's   anniversary   year  or  plan  year.   For  ease  of
administration choose option (a).

5.08 Prior Years of Service

By choosing options (b) through (d) you (the employer) may exclude some prior years of service for purposes of vesting.


                                  Article VI

The Employer must establish a specific distribution policy for the plan. Treas. Reg. 1.411(d)-4 prohibits the Employer, the advisory committee or any third party to retain discretion over when or in what form to pay the participant's benefit (Optional Forms of Benefit). Under a restated plan, the elections under
Article VI, to the extent they differ from previous plan provisions regarding optional forms of benefit, may not eliminate an optional form of benefit with respect to the account balance accrued as of the date the Employer executes the restated adoption agreement (or, if later, the effective date of that restated adoption agreement). An option form of benefit includes the form of payment (e.g., lump sum or installments), the timing of payment (e.g., immediately after separation form service, following a break in service, after attaining normal retirement age) and the medium of payment (e.g. right to elect distribution in Employer securities, right to elect distribution in the form of an annuity contract).

With this in mind, if you are restating an existing plan, pay close attention to the distribution features under that document and your administrative practice of distributions. In all cases, try to mirror or liberalize those distribution features when restating onto this document.

6.01 Distribution Date

A distribution date establishes a predetermined "target" date in a plan year when the plan will offer distributions. The actual distribution may occur later than a distribution date as long as the actual distribution is within an

"administratively reasonable period of time" from the distribution date. A typical distribution date for a Profit Sharing plan is 90 days after the plan year end.

Nonforfeitable Accrued Benefit Not Exceeding $3,500

When a separated participant's vested balance does not exceed $3,500, the plan allows the employer to separately establish the timing of these distributions, separate from the distribution dates. When you complete this section, you need to balance two concerns: 1) will the timing of the distribution cause the participant to consider it a "severance benefit" an therefore encourage separation from service and 2) the administrative concerns of carrying a non-active account in the plan.

Disability - The plan allows you (the employer) to establish a different target payout date for disability distributions in options (e) and (f).

Hardship - This option states whether or not the plan would allow a separated participant to receive a hardship distribution, prior to receiving a total distribution of his/her vested account balance.

Default on a Loan - This election does not create a loan policy. You (the employer) must elect the timing of the plan's foreclosure if a participant's loan were to be defaulted upon even if you do not intend to offer loans in your plan.

6.02 Method of Payment

You may choose the standard forms of payment if this is a brand new plan and not a restatment. If the plan is not subject to the annuity requirements of Section 6.04, usually option (a) is chosen. If you choose to allow annuities, option (b) special waivers and consent rules apply to all distributions.

6.03 Participant Elections After Separation from Service

You must choose when an employee who has separated from service, with a vested benefit greater than $3,500, may elect to commence distributions. This election will be tied directly tot he "distribution date" defined earlier.

Participant Elections Prior to Separation from Service

The following distribution elections apply to employer contributions regardless of vested account balances, prior to employment separation. If you prefer not to allow any distribution options from these accounts prior to separation, select option (c).

6.04  Annuity  Distributions

The law requires distributions to certain participants to be in the form of commercial insurance annuities, unless consented to and waived by both the participant and his or her spouse. Participants subject to this requirement are identified in section 6.04(E) of the Plan. For administrative convenience, choose option (a). If you are restating a plan that was subject to the joint and survivor annuity rules you must select Option (b).

9.10 Value of Benefit

This option allows the employer to add interest to a participant's balance, if a distribution occurs more than 90 days after the most recent plan valuation. You do not have to provide an interest addition under this section and may complete option (a) with 0%.

10.14 Valuation of Trust

You may use this option to specify mandatory valuation dates, in addition to the accounting date. Normally option (a) is chosen.

Instructions for Effective Date Addendum

You must complete the effective date addendum only if the effective dates of any of the listed items (a) through (g) have an effective date other than your restated effective date in Adoption Agreement Section 1.18. Some provisions in the Tax Reform Act of 1986 were not effective until 1988 or 1989. The few provisions, if any, that have later effective dates must specify when they are effective.

a. Compensation definition may not be later than the first day of your 1991 plan year.

b. Eligibility conditions may not be later than the first day of your 1989 plan year.

c. Suspension of years of service may not be earlier than the first day of your 1990 plan year.

d. Contribution/allocation formula may not be earlier than the first day of your 1989 plan year.

e. Accrual requirements may not be earlier than the first day of your 1989 plan year.

f. Elimination of Net Profits may not be earlier than December 31, 1985.

g. Vesting schedule may not be later than the first day of your 1989 plan year.

                              Execution Page

The Employer must complete the date on which it executes the adoption agreement and must execute the signature for the Employer. The execution page provides one line above the signature line to print or type the name of the Employer and the Employer's EIN. If the Employer is a sole proprietorship, he or she should execute as Employer. If the Employer is a corporation or a partnership, an officer or a partner, as applicable, should execute the adoption agreement on behalf of the Employer.

                                   Trustee

If you selected option (a) of Section 1.02 then the employer will be the Trustee. An individual must sign as trustee for the employer. INVESCO Trust Company will then act as Custodian.

If you choose to have INVESCO Trust Company act as "Trustee"  then option (b) of
Section 1.02 must be chosen. INVESCO does charge an annual fee for this service. INVESCO Trust Company will only serve as a non-discretionary trustee, this means that there is a person who is the "Named Fiduciary." The Named Fiduciary gives direction to a non-discretionary trustee, and the non- discretionary trustee accepts all directions from the Named Fiduciary. The Named Fiduciary is either the President of the Corporation, the managing partner of the partnership or the self-employed individual of a sole proprietorship. The Named Fiduciary is responsible for selecting plan investments.

The execution page also includes a signature line for the Custodian, if any. Leave the Custodian lines blank if INVESCO Trust Company will act as custodian.

Plan number. This paragraph designates the number the Employer assigns to the plan for reporting (Form 5500) purposes. If this is the first plan the Employer ever maintained, the number must be 001. The Employer's plan number does not correspond to the 3- digit adoption agreement number specified at the top of the first page of the adoption agreement. Consult your Counsel if you are unsure what 3-digit plan number to use.


                 Instructions for the Participation Agreement

This adoption agreement includes a Participation Agreement under which a related group member of the signatory Employer to the execution page may participate in the same plan with that Employer. Each related group member wishing to become a participating Employer should execute a separate Participation Agreement. See
Section 1.30 of the Plan for the definition of related Employers.

Thus, it is possible to exclude the employees of related group members not participating in the plan. If an Employer is a member of a related group, it should consider whether the inclusion of other related group members' employees is necessary to satisfy the coverage requirements of Code ss.410(b) or the minimum participation requirement of Code ss.401(a)(26). If the Employer determines inclusion of the employees of a related group member is necessary to maintain qualification of the plan, he Employer may take one or two approaches:
(1) have the related group member execute a Participation Agreement; or (2) elect in Adoption Agreement Section 1.07 to include the employees of that related group member. Under approach (1), the participation of the related group member will result in the automatic inclusion of the employees of that related group member, without having to specify their inclusion in Adoption Agreement
Section 1.07. In addition, the related group member, under approach (1), has the authority to contribute to the plan and, in the event another participating related group member makes a contribution on behalf of that related group member's employees, the Participation Agreement will ensure the deductibility of that contribution (assuming the contribution does not exceed the deduction limits of Code ss.404). Additional instructions to the appropriate adoption agreement explain the effect on the allocation of Employer contributions when related group members maintain a single nonstandardized plan. Please contact us. Under approach (2), the plan will retain its qualified status, but contributions the Employer makes on behalf of a nonparticipating related group member's employees may not be deductible (even if otherwise within the limitations of Code ss.404), resulting in an excise tax to the contributing Employer.

Unrelated Employers. The Master Plan does not allow the participation in a single plan of unrelated Employers (i.e., Employers that do not satisfy the related group definition in Section 1.30 of the Plan).







legal\adop-agr\stnpspaa.003